Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     Form S-8

                              REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933


                            Deflecta-Shield Corporation
              (Exact name of registrant as specified in its charter)

                       Delaware                     42-1411117
               (State of incorporation)          (I.R.S. Employer
                                                Identification No.)

                 1800 N. Ninth Street
                     Indianola, Iowa                       50125
            (Address of Principal Executive Offices)     (Zip Code)


                     Deflecta-Shield Corporation Stock Program
                             (Full title of the plan)

                               Russell E. Stubbings
                       President and Chief Executive Officer
                            Deflecta-Shield Corporation
                               1800 N. Ninth Street
                               Indianola, Iowa 50125
                      (Name and address of agent for service)


                                  (515) 961-6100
             (Telephone number, including area code, of agent for service)


                                    Copies to:

                                John E. Lowe, Esq.
                                 Altheimer & Gray
                               10 South Wacker Drive
                                    Suite 4000
                               Chicago, Illinois 60606
                                  (312) 715-4000








                        Calculation of Registration Fee
             Title of securities   Amount to be  Proposed maximum
             to be registered      registered    offering price
                                                 per share (1)

             Common Stock,         250,000       $5.8125
             $.01 par value        Shares



                    Calculation of Registration Fee

             Proposed maximum         Amount of
             aggregate                registration
             offering price (1)       fee (1)

             $1,453,125.00            $502.00

             (1) Estimated solely for purposes of calculating registration fee based upon the average high and low prices reported for such shares on the NASDAQ National Market System on June 5, 1996 pursuant to Rule 457(h).

                           DEFLECTA-SHIELD STOCK PROGRAM

                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


            Item 3.   Incorporation of Documents by Reference

                 The information listed below, which has been filed
            by Deflecta-Shield Corporation ("Company") with the Securities and Exchange Commission ("Commission"), is specifically incorporated herein by reference:

                 (1) The Company's Annual Report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") which contains financial statements of the Company for its fiscal year ended December 31, 1995;

                 (2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

                 (3) The description of common stock which is contained in the Company's Registration Statement on Form 8-A (File No. 0-23238) under the Exchange Act, declared effective January
                      21, 1994, including any amendment or report filed for purposes of updating such description.

                 All documents filed by the Company pursuant to
            Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

                 Any statement contained in a document incorporated
            by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

            Item 4.   Description of Company's Common Stock

                 The Company's common stock is registered under
            Section 12 of the Exchange Act.

            Item 6.   Indemnification of Directors and Officers

                 Section 145 of Delaware General Corporation Law
            ("Section 145") empowers a Delaware corporation to indemnify its officers, directors, employees and certain other persons to the extent and under the circumstances set forth therein.


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

                 Article TENTH of the Certificate of Incorporation of
            the Company provides for indemnification of officers, directors, employees and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

                 The Company intends to maintain insurance for the
            benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws.

            Item 8.   Exhibits

                 Exhibit
                 Number                        Description

                    *4.(a)              Certificate of Incorporation
                                        of the Company.

                    *4.(b)              By-Laws of the Company.

                    5.                  Opinion of Counsel.

                    15.                 Not applicable.

                    23.                 Consents of Experts and
                                        Counsel.

                                        (a)  Consent of Price
                                             Waterhouse LLP.

                                        (b)  The consent of Altheimer
                                             & Gray is included in
                                             that firm's opinion filed
                                             as Exhibit 5 hereto.

                    24.                 Not applicable.

                    28.                 Not applicable.

                    99.                 Not applicable.

            *  Filed as an exhibit to the Company's Registration
               Statement, Reg. No. 33-71410, declared effective by the Commission on January 21, 1994.

            Item 9.   Undertakings.

                 The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made of the securities offered herein, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement.

                   (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned registrant hereby undertakes that,
            for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 The undersigned registrant hereby undertakes to
            deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                 Insofar as indemnification for liabilities arising
            under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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

                                     SIGNATURES

                 Pursuant to the requirements of the Securities Act of
            1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianola, State of Iowa, on the 6th day of June, 1996.

                                          DEFLECTA-SHIELD CORPORATION

                                          By: /s/ Russell E. Stubbings
                                             --------------------------
                                               Russell E. Stubbings
                                               President and Chief
                                               Executive Officer


                 Pursuant to the requirements of the Securities Act
            of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 6, 1996.




                       Signature                       Title

              /s/ Russell E. Stubbings
            ---------------------------    President, Chief Executive
               Russell E. Stubbings        Officer (Principal Executive
                                           Officer) and Director


              /s/ Lowell A. Swarthout
            ---------------------------    Chief Financial Officer,
               Lowell A. Swarthout         Secretary and Treasurer
                                           (Principal Financial and
                                           Accounting Officer)


            /s/ William V. Glastris, Jr.
            ---------------------------    Director
             William V. Glastris, Jr.


             /s/ Ronald C. Katz
            ---------------------------    Director
                 Ronald C. Katz


             /s/ Mark C. Mamolen
            ---------------------------    Director
                 Mark C. Mamolen


            /s/ Douglas T. Mergenthaler
            ---------------------------    Director
              Douglas T. Mergenthaler


               /s/ Charles S. Meyer
            ---------------------------    Director
                 Charles S. Meyer


              /s/ Leon E. Vinyard
            ---------------------------    Director
                 Leon E. Vinyard



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                                 INDEX TO EXHIBITS

                 Exhibit
                 Number                   Description                 Page

                  *4.(a)        Certificate of Incorporation of
                                the Company.

                  *4.(b)        By-Laws of the Company.

                  5.            Opinion of Counsel                       1

                  15.           Not applicable.

                  23.           Consents of Experts and Counsel.

                               (a)   Consent of Price Waterhouse LLP     2
                               (b)   The consent of Altheimer &
                                     Gray is included in that firm's
                                     opinion filed as Exhibit 5
                                     hereto.

                  24.          Not applicable.

                  28.          Not applicable.

                  99.          Not applicable.


            * Filed as an exhibit to the Company's Registration Statement on Form S-1, Reg. No. 33-71410, declared effective by the Commission on January 21, 1994.



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